Exhibit 99.1
Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions International Announces Conference Call to Discuss Third Quarter 2011 Financial Results

WUXI, Jiangsu, China November 9, 2011 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power and other industries, announced today that it will conduct a conference call at 8:00 a.m. Eastern Time on Tuesday, November 15, 2011 to discuss results for the third quarter of fiscal 2011.

Mr. Fernando Liu, Chief Financial Officer, Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Vice President of Financial Reporting will host the conference call. The Company will release its financial results for the quarter ended September 30, 2011 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 23292183.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on November 15, 2011 at 11:00 a.m. ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 23292183.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com.  Any information on the Company’s website or any other website is not a part of this press release.

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